Exhibit 99.1

GrowGeneration Opens 2nd Las Vegas Retail Distribution Center, Continues its West Region Expansion

Denver, CO, Sept. 25, 2017 -- GrowGeneration Corp. (OTCQB:GRWG), GrowGeneration (“GrowGen” or the “Company”) one of the largest specialty retail hydroponic and organic gardening store chains, selling to both the commercial and home cannabis markets, with currently 9 locations in Colorado, 2 locations in California,1 location in Nevada and 1 location in Washington, today announced that it has signed a 4-year lease on a 5,000 square foot facility in Las Vegas, Nevada for its 14th store. The Las Vegas location will serve as a retail and warehouse location, and will service the growing number of both commercial and home growers in the Las Vegas North market.

GrowGeneration Continues Aggressive Geographic Expansion

Nevada presents significant growth opportunities for GrowGen in the legal cannabis market. The potential is attributed to the state’s rank as a top tourism destination, generous patient reciprocity laws, and the allowance for medical cannabis businesses to be formed as for-profit enterprises. Recreational use sales began in 2017. According to New Frontier, the combined medical and recreational use sales in Nevada are expected to reach nearly $622 million by 2020. A major key to the industry’s growth will be the demand from the state’s strong tourism market, with an estimated 55 million visitors in 2017 alone.

GrowGen CEO Comments

Commenting on GrowGen’s expansion into Nevada, Darren Lampert, Co-Founder and CEO, said, "The passage of Nevada’s recreational use legalization measure opens up the market for cultivation expansion like we have not seen before in the US. With this additional location of retail and warehouse space, located in the Northern Las Vegas area, GrowGeneration can now service the 100’s of new commercial cultivations who are coming into the Las Vegas market."

“Executing and opening our GrowGen Nevada retail and warehouse operations, furthers our business plan to aggressively expand our business. With the recent recreational legalization in Nevada, California, Massachusetts and Maine, and medical legalization in Florida, we consider those states as our key expansion markets. GrowGen is now operating, at an annualized revenue run rate of over $15.0 million. We believe we’re well positioned to continue to execute our expansion growth strategy, to offer a one-stop, personalized shopping solutions for both the commercial and home growers."

About GrowGeneration Corp.:

GrowGeneration Corp. (“GrowGen”) owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 14 locations, which includes 9 locations in Colorado, 2 locations in California, 2 locations in Nevada and 1 location in Washington. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major legalized cannabis states. Management estimates that roughly 1000 hydroponic stores are in operation in the U.S. According to ArcView Market Research, the U.S. cannabis market was $5.7 billion in 2015 and is expected to reach $7.2 billion at the end of 2016. By 2020 the market is estimated to reach over $23 billion with a compound annual growth rate of 32%.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:

Website: www.GrowGeneration.com

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Twitter: @GrowGenOK

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Company Inquiries:

GrowGeneration Corp.
610-216-0057
michael@growgeneration.com